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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DTE Energy Company on Form S-3 of our report dated March 13, 2001, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Detroit, Michigan
April 12, 2001